Exhibit 24

EXXON MOBIL CORPORATION

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Brian A. Maher, Richard E. Gutman and Robert E. Harayda, and each of them, with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her own name, place and stead, in any and all capacities to sign a Registration Statement on Form S-8 relating to the issuance of the registrant's common stock under its 2003 Incentive Program and any and all amendments (including post-effective amendments and other amendments thereto) to such Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing as he or she could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Lee R. Raymond	Chairman of the Board	November 1, 2003
Lee R. Raymond

/s/ Michael J. Boskin	Director	November 1, 2003
Michael J. Boskin

/s/ Donald V. Fites	Director	November 1, 2003
Donald V. Fites

/s/ James R. Houghton	Director	November 1, 2003
James R. Houghton

/s/ William R. Howell	Director	November 1, 2003
William R. Howell

/s/ Helene L. Kaplan	Director	November 1, 2003
Helene L. Kaplan

/s/ Reatha Clark King	Director	November 1, 2003
Reatha Clark King

Signature	Title	Date

s/ Harry J. Longwell	Director	November 1, 2003
Harry J. Longwell

/s/ Henry A. McKinnell, Jr.	Director	November 1, 2003
Henry A. McKinnell, Jr.

/s/ Marilyn Carlson Nelson	Director	November 1, 2003
Marilyn Carlson Nelson

/s/ Walter V. Shipley	Director	November 1, 2003
Walter V. Shipley

/s/ Frank A. Risch	Treasurer	November 1, 2003
Frank A. Risch	(Principal Financial Officer)

/s/ Donald D. Humphreys	Controller	November 1, 2003
Donald D. Humphreys	(Principal Accounting Officer)